Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In accordance with the rules and regulations of the Securities and Exchange Commission, the following Certification shall not be deemed to be filed with the Commission under the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of the Quarterly Report of GrafTech International Ltd. (the “Corporation”) on Form 10-Q for the three months ended March 31, 2004, as filed with the Commission on the date hereof (the “Report”), into any other document filed with the Commission.

        In connection with the Report, I, Corrado F. De Gasperis, Vice President, Chief Financial Officer & Chief Information Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

    (1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

        A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Commission or its staff upon request.

/s/ Corrado F. De Gasperis
Corrado F. De Gasperis
Vice President, Chief Financial Officer &
Chief Information Officer
May 10, 2004